    As filed with the Securities and Exchange Commission on November 17, 1995

                                                    Registration No. 33-63283



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                            POST-EFFECTIVE AMENDMENT
                                      NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933*

                                 ---------------
                              Cardinal Health, Inc.
             (Exact name of registrant as specified in its charter)

             Ohio                                        31-0958666
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

655 Metro Place South, Suite 925, Dublin, Ohio                  43017
   (Address of Principal Executive Offices)                   (Zip Code)

                                 ---------------
                             1990 STOCK OPTION PLAN
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN
                              EXECUTIVE CHOICE PLAN
                            (Full title of the plan)

                                 ---------------
                             George H. Bennett, Jr.,
             Executive Vice President, Secretary and General Counsel
                              Cardinal Health, Inc.
                        655 Metro Place South, Suite 925
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 761-8700
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

Title of               Amount              Proposed                   Proposed                    Amount of
securities to          to be               maximum offering           maximum aggregate           registration
be registered          registered(1)       price per share(1)         offering price              fee
Common Shares,
without par value       125,000                (2)                       (2)                       (2)

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) preliminary proxy materials on
         Schedule 14A of Medicine Shoppe International, Inc. on September 27, 1995, and (b) the Registrant's Form S-4 Registration Statement (33-63283) on October 10, 1995.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         Cardinal Health, Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 33- 63283) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to up to 125,000 of the Registrant's Common Shares, without par value ("Common Shares"), issuable in connection with the following plans of Medicine Shoppe International, Inc. ("MSI"):

         (a)     1990 Stock Option Plan;

         (b)     Employee Incentive Stock Option Plan; and

         (c)     Executive Choice Plan (collectively, the "Plans").

All such Common Shares were previously included in the Form S-4.

         On November 13, 1995, Arch Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("AMC"), was merged with and into MSI (the "Merger") pursuant to an Agreement and Plan of Merger dated August 26, 1995 among the Registrant, AMC and MSI (the "Merger Agreement"). As a result of the Merger, each outstanding share of MSI Common Stock (with certain specified exceptions) was converted into Common Shares of the Registrant pursuant to the exchange ratio (the "Exchange Ratio") set forth in the Merger Agreement. Also as a result of the Merger, shares of MSI Common Stock are no longer issuable upon the exercise of options to purchase MSI Common Stock ("MSI Options") pursuant to the Plans. Instead, participants in the Plans will receive in lieu of MSI Common Stock that number of Common Shares of the Registrant equal to the number of shares of MSI Common Stock issuable immediately prior to the effective time of the Merger upon exercise of an MSI Option multiplied by the Exchange Ratio with an exercise price for such option equal to the exercise price which existed under the corresponding MSI Option divided by the Exchange Ratio.

         The designation of Amendment No. 1 as Registration No. 33-63283-01 denotes that Amendment No. 1 relates only to the Common Shares issuable pursuant to the Plans and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (e) below are incorporated by reference in the registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

      (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1995 filed with the Commission on September 21, 1995;

      (b)    The Company's Current Report on a Form 8-K dated August 26, 1995;

      (c) The Company's Quarterly Report on Form 10-Q filed with the Commission on November 6, 1995;

      (d) The Company's Current Report on Form 8-K dated November 16, 1995; and

      (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to
Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. Michael E. Moritz, a partner of Baker & Hostetler, was the beneficial owner of 536,925 Common Shares as of November 10, 1995.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

      Article 6 of the Company's Restated Code of Regulations ("Code of Regulations"), as amended, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

      The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; and (iii) provide that, in addition, the directors and officer shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of
Section 16(b) of the Securities and Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) as to officers who are not directors, with respect to any act or omission which is finally adjudged to have been a violation, other than in good faith, of the Company's Standards of Business Conduct of which the officer then most recently has received written notice. The indemnification agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date, and associated legal expenses.

ITEM 8.  EXHIBITS.
Exhibit Number            Description of Exhibit
--------------            ----------------------

5 Opinion of Baker & Hostetler as to legality of the Common Shares being registered

23(a)                     Consent of Deloitte & Touche LLP

23(b)                     Consents of Arthur Andersen LLP

23(c) Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

24 Power of attorney (included on the Signature Page of this Form S-8)

99(a)                     1990 Stock Option Plan

99(b)                     Employee Incentive Stock Option Plan

99(c)                     Executive Choice Plan

ITEM 9.  UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 14th day of November, 1995.

                                          CARDINAL HEALTH, INC.


                                         By: /s/ Robert D. Walter
                                             --------------------------------
                                               Robert D. Walter, Chairman and
                                               Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Walter, George H. Bennett, Jr., and Paul S. Williams, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of November, 1995.

Signature                              Title
---------                              -----
/s/ Robert D. Walter                   Chairman and Chief Executive
-----------------------------          Officer (principal executive officer)
Robert D. Walter

/s/ David Bearman                      Executive Vice President and Chief
-----------------------------          Financial Officer (principal financial
David Bearman                          officer and principal accounting officer)

/s/ John F. Finn                       Director
-----------------------------
John F. Finn

/s/ Robert L. Gerbig                   Director
-----------------------------
Robert L. Gerbig

/s/ John F. Havens                                              Director
----------------------------------
John F. Havens

/s/ Regina E. Herzlinger                                        Director
----------------------------------
Regina E. Herzlinger

/s/ John C. Kane                                                Director
----------------------------------
John C. Kane

/s/ George R. Manser                                            Director
----------------------------------
George R. Manser

/s/ John B. McCoy                                               Director
----------------------------------
John B. McCoy

/s/ Jerry E. Robertson                                          Director
----------------------------------
Jerry E. Robertson

/s/ L. Jack Van Fossen                                          Director
----------------------------------
L. Jack Van Fossen

/s/ Melburn G. Whitmire                                         Director
----------------------------------
Melburn G. Whitmire

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
-------                        -------------------

5 Opinion of Baker & Hostetler as to legality of the Common Shares being registered

23(a)                     Consent of Deloitte & Touche LLP

23(b)                     Consents of Arthur Andersen LLP

23(c) Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included on the Signature Page of this Form S-8)

99(a)                     1990 Stock Option Plan

99(b)                     Employee Incentive Stock Option Plan

99(c)                     Executive Choice Plan